UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2018

Federal Home Loan Bank of New York

(Exact name of Registrant as Specified in Its Charter)

Federally Chartered Corporation	000-51397	136400946
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Park Avenue, New York, New York		10178-0599
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 441-6616

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

The Federal Home Loan Bank of New York (“FHLBNY”), as part of its strategy, continually strives to provide liquidity to its members in all operating environments, and frequently considers new products, services and programs to help add value to its membership and broaden its suite of offerings.

On June 30, 2017, the FHLBNY contracted for the establishment of the MAX Exchange pilot program with MAXEX, LLC and MAXEX Clearing LLC (collectively, “MAXEX”), through which the FHLBNY’s members could sell residential mortgages on an exchange platform. Since the launch of this pilot, the MAX Exchange program has not generated sufficient loan sale volume to support a permanent program. As a result, the FHLBNY and MAXEX have jointly decided to conclude the pilot at the end of the pilot period on September 12, 2018.  The FHLBNY will, in accordance with its contracts with MAXEX and with participating members, continue to provide limited ‘backstop’ support for member representations and warranties made with respect to the mortgage loans sold under the pilot program.

The FHLBNY will continue to work with its members to provide liquidity in multiple ways.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Federal Home Loan Bank of New York

Date: August 23, 2018	By:	/s/ Kevin M. Neylan
Name: Kevin M. Neylan
Title: Senior Vice President and Chief Financial Officer

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